PRELIMINARY PROXY STATEMENT

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☒	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

FAT BRANDS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary material.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

FAT Brands Inc.

9720 Wilshire Blvd., Suite 500

Beverly Hills, CA 90212

December ___, 2024

To the Stockholders of FAT Brands Inc.:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of FAT Brands Inc., a Delaware corporation (the “Company”), has been scheduled for Tuesday, December 24, 2024 at 10:00 a.m. Pacific Time, to be held at the Company’s corporate offices located at 9720 Wilshire Blvd., Suite 500, Beverly Hills, CA 90212, for the following purposes:

1.	To elect the 14 nominees for director named in the accompanying proxy statement.
2.	To approve an amendment to our Certificate of Incorporation to allow for the exculpation of officers.
3.	To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers.
4.	To ratify the appointment of Macias Gini & O’Connell, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 29, 2024.
5.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponements thereof.

The Board of Directors has fixed the close of business on November 21, 2024 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponements thereof. It is important that your shares be represented at the Annual Meeting regardless of the size of your holdings. Whether or not you plan to attend the Annual Meeting, please provide your proxy by following the instructions described in the accompanying proxy statement. On or about the date of this Notice, we mailed a proxy card, proxy statement and our Annual Report to our stockholders.

Important notice regarding the availability of proxy materials for the Annual Meeting of Stockholders to be held on December 24, 2024: The Proxy Statement and 2023 Annual Report on Form 10-K are available online at http://ir.fatbrands.com/financial-information/annual-reports.

By order of the Board of Directors,

Allen Z. Sussman
Secretary

FAT BRANDS INC.

9720 Wilshire Blvd., Suite 500

Beverly Hills, CA 90212

ANNUAL MEETING OF STOCKHOLDERS

December 24, 2024

PROXY STATEMENT

ANNUAL MEETING AND PROXY SOLICITATION INFORMATION

The accompanying proxy is solicited by the Board of Directors (the “Board”) of FAT Brands Inc., a Delaware corporation (“we”, “us”, “our” or the “Company”), for use at our 2024 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, December 24, 2024 at 10:00 a.m. Pacific Time at the Company’s corporate offices located at 9720 Wilshire Blvd., Suite 500, Beverly Hills, CA 90212, and at any adjournment or postponements thereof.

This proxy statement and accompanying proxy card were sent to the holders of our Class A Common Stock and Class B Common Stock as of the close of business on November 21, 2024 (the “record date”). Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention: Secretary), by no later than 5:00 p.m. Pacific time on December 23, 2024, a written notice of revocation, delivery of a duly executed proxy card bearing a later date, or by attending the Annual Meeting and voting in person.

YOUR VOTE IS IMPORTANT. PLEASE VOTE AS SOON AS POSSIBLE USING ONE OF THE METHODS DESCRIBED IN THE NOTICE.

Who is entitled to vote?

If you were a holder of FAT Brands Inc. Class A Common Stock or Class B Common Stock at the close of business on November 21, 2024 (the “record date”), either as a stockholder of record or as the beneficial owner of shares held in street name, you may direct a vote at the Annual Meeting. As of the record date, we had outstanding and entitled to vote 15,914,340 shares of Class A Common Stock and 1,270,805 shares of Class B Common Stock. Stockholders will have the right to one vote per share of Class A Common Stock and 2,000 votes per share of Class B Common Stock held as of the record date. Our Class A Common Stock and Class B Common Stock will vote as a single class on all matters described in this proxy statement for which your vote is being solicited. Stockholders are not permitted to cumulate votes with respect to the election of directors.

What does it mean to be a stockholder of record or beneficial holder and who can vote in person at the meeting?

Stockholder of Record: Shares Registered in Your Name. If on the record date, your shares were registered directly in your name with the Company’s transfer agent, VStock Transfer, then you are a stockholder of record and you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote to ensure that your vote is counted.

Beneficial Holder: Owner of Shares Held in Street Name: If, on the record date, your shares were held in an account at a broker, bank, or other financial institution (collectively referred to as “broker”), then you are the beneficial holder of shares held in “street name” and these proxy materials are being forwarded to you by that broker. The broker holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial holder, you have the right to direct your broker on how to vote the shares in your account. As a beneficial holder, you are invited to attend the Annual Meeting. However, since you are not a stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker giving you the legal right to vote the shares at the Annual Meeting.

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What constitutes a quorum?

Our Bylaws require that a quorum – that is, the holders of a majority of the voting power of the issued and outstanding shares of our capital stock entitled to vote at the Annual Meeting – be present, in person or by proxy, before any business may be transacted at the Annual Meeting (other than adjourning the Annual Meeting to a later date to allow time to obtain additional proxies to satisfy the quorum requirement).

How do I vote by proxy before the meeting?

Before the meeting, you may vote your shares in one of the following three ways if your shares are registered directly in your name with our transfer agent, VStock Transfer.

●	By mail by completing, signing, dating and returning the enclosed proxy card in the postage paid envelope provided.
●	By Internet at http://www.vstocktransfer.com/proxy. You may log-on using the control number printed on the proxy card. Voting will be open until 11:59 pm (ET) on December 23, 2024.
●	By electronic mail at Vote@vstocktransfer.com or facsimile at 646-536-3179. Please mark, sign and date your proxy card and send a copy via e-mail attachment or facsimile.

Please refer to the proxy card for further instructions on voting via the Internet and by telephone. Please follow the directions on your proxy card carefully.

May I vote my shares in person at the Annual Meeting?

Attendance at the Annual Meeting will be limited to stockholders or their proxy holders. If you are a proxy holder for a stockholder of record whose shares are registered in his or her name, you must provide a copy of a proxy from the stockholder of record authorizing you to vote such shares. If you are a beneficial holder who holds shares through a broker, bank or similar organization, you must provide proof of beneficial ownership as of the close of business on the record date, such as a brokerage or bank account statement, a copy of the proxy from the broker or other agent, or other similar evidence of ownership. Each attendee must also present valid photo identification, such as a driver’s license or passport. Cameras and recording devices will not be permitted at the Annual Meeting.

How can I revoke my proxy?

If you are a stockholder of record and have sent in your proxy, you may change your vote by revoking your proxy by means of any one of the following actions which, to be effective, must be taken before your proxy is voted at the Annual Meeting:

●	Sending a written notice to revoke your proxy to the Company’s Secretary at our corporate offices. To be effective, we must receive the notice of revocation before the Annual Meeting commences.
●	Transmitting a proxy by mail at a later date than your prior proxy. To be effective, the Company must receive the later dated proxy before the Annual Meeting commences. If you fail to date or to sign that later proxy, however, it will not be treated as a revocation of an earlier dated proxy.
●	Attending the Annual Meeting and voting in person or by proxy in a manner different than the instructions contained in your earlier proxy.

If you are a beneficial holder you may submit new voting instructions by contacting your broker. You may also change your vote or revoke your voting instructions in person at the Annual Meeting if you obtain a signed proxy from the broker giving you the right to vote the shares.

What will happen if I do not vote on a proposal?

A properly executed proxy received by us prior to the Annual Meeting, and not revoked, will be voted as directed by the stockholder on that proxy. If a stockholder provides no specific direction with respect to a proposal, a properly completed proxy returned by a stockholder will be voted in accordance with the Board of Directors’ recommendations as set forth in this proxy statement. As of the date of this proxy statement, we are not aware of any matters to be voted on at the Annual Meeting other than as stated in this proxy statement and the accompanying notice of Annual Meeting. If any other matters are properly brought before the Annual Meeting, the proxy card gives discretionary authority to the persons named in it to vote the shares in their own discretion.

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What vote is required to approve each item?

Proxies marked as abstentions or withheld votes will be counted as shares that are present and entitled to vote for purposes of determining whether a quorum is present. If a broker indicates on its proxy that it does not have discretionary voting authority to vote shares on one or more proposals at the Annual Meeting (a “broker non-vote”), such shares will still be counted in determining whether a quorum is present. Brokers or other nominees who hold shares in “street name” for the beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from the beneficial owner. However, brokers are not allowed to exercise their voting discretion with respect to the election of directors or other “non-routine” proposals without specific instructions from the beneficial owner. Of the matters on the agenda for the Annual Meeting, only the ratification of the selection of our auditors is considered to be a “routine” proposal for the purposes of brokers exercising their voting discretion.

Proposal No. 1 – Election of Directors. Provided that a quorum of the stockholders is present in person or by proxy at the Annual Meeting, a plurality of the votes cast is required for the election of directors. As a result, the nominees who receive the highest number of votes cast for director will be elected. Withheld votes, abstentions and broker non-votes will have no effect on the results of the election of directors.

Proposal No. 2 – Approval of Amendment to our Certificate of Incorporation to Allow for Exculpation of Officers. The affirmative vote of the holders of a majority of the voting power of all outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, will be required for the approval of this proposal. This proposal is considered to be a “non-routine” matter, so if you hold your shares in street name and do not provide voting instructions to your broker, bank, or other agent that holds your shares, your broker, bank, or other agent will not have discretionary authority to vote your shares on this proposal. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

Proposal No. 3 – Non-Binding Advisory Vote on the Compensation of Named Executive Officers. The affirmative vote of the holders of a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on this item will be required for the approval of this proposal. This proposal is considered to be a “non-routine” matter, so if you hold your shares in street name and do not provide voting instructions to your broker, bank, or other agent that holds your shares, your broker, bank, or other agent will not have discretionary authority to vote your shares on this proposal. Abstentions will have the same effect as a vote against this proposal, and broker non-votes will have no effect on the results of this proposal.

Proposal No. 4 – Vote for the Ratification of Selection of Independent Public Accounting Firm. The affirmative vote of the holders of a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on this item will be required for the ratification of the selection of Macias Gini & O’Connell, LLP. This proposal is considered to be a “routine” matter, so if you hold your shares in street name and do not provide voting instructions to your broker, bank, or other agent that holds your shares, your broker, bank, or other agent will have discretionary authority to vote your shares on this proposal. Abstentions will have the same effect as a vote against this proposal.

Other Items. For any other item of business that may be presented at the Annual Meeting, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote at the meeting will be required for approval. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted. Because abstentions represent shares entitled to vote, the effect of an abstention will be the same as a vote against a proposal. Broker non-votes will have no effect on the results of such a proposal.

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Can I exercise rights of appraisal or other dissenters’ rights at the Annual Meeting?

No. Under Delaware law, holders of our voting stock are not entitled to demand appraisal of their shares or exercise similar rights of dissenters as a result of the approval of any of the proposals to be presented at the Annual Meeting.

Who is paying for this proxy solicitation?

The Company will pay the cost of soliciting proxies for the Annual Meeting. Proxies may be solicited by our regular employees in person, or by mail, courier, telephone or facsimile. Arrangements also may be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons. We may reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

What does it mean if I receive more than one Notice of Annual Meeting?

Some stockholders may have their shares registered in different names or hold shares in different capacities. For example, a stockholder may have some shares registered in his or her name, individually, and others in his or her capacity as a custodian for minor children or as a trustee of a trust. In that event, you will receive multiple copies of this proxy statement and multiple proxy cards. If you want all of your votes to be counted, please be sure to sign, date and return all of those proxy cards.

What does it mean if multiple members of my household are stockholders but we only received one Notice of Annual Meeting or set of proxy materials in the mail?

The Securities and Exchange Commission, or SEC, has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for notices and proxy materials with respect to two or more stockholders sharing the same address by delivering a single notice or set of proxy materials addressed to those stockholders. In accordance with a prior notice sent to certain brokers, banks, dealers or other agents, we are sending only one notice or full set of proxy materials to those addresses with multiple stockholders unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” allows us to satisfy the requirements for delivering notices or proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of these documents. Householding helps to reduce our printing and postage costs, reduces the amount of mail you receive and helps to preserve the environment. If you currently receive multiple copies of the notice or proxy materials at your address and would like to request “householding” of your communications, please contact your broker. Once you have elected “householding” of your communications, “householding” will continue until you are notified otherwise or until you revoke your consent. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the proxy materials, you may contact us at our corporate offices at 9720 Wilshire Blvd., Suite 500, Beverly Hills, CA 90212, Attention: Corporate Secretary.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will be asked to elect the entire Board of Directors, consisting of 14 persons, to serve until the 2025 Annual Meeting of Stockholders and until their respective successors are elected and qualified. The names of the 14 nominees for director and their current positions and offices with the Company are set forth below. Detailed biographical information regarding each of these nominees is provided in this proxy statement below under the heading “The Board of Directors.”

Director	Positions with FAT Brands	Director Since	Independent under NASDAQ independence standard
Andrew A. Wiederhorn	Chairman of the Board, outside consultant (C)	2017	No
John S. Allen	Director (C)	2023	Yes
Donald J. Berchtold	Director, Chief Concept Officer	2023	No
Lynne L. Collier	Director (A) (C)	2022	Yes
Tyler B. Child	Director (A) (C)	2023	Yes
Mark Elenowitz	Director (Lead Independent Director) (A) (C)	2023	Yes
James G. Ellis	Director (A) (C)	2023	Yes
Peter R. Feinstein	Director (A) (C)	2023	Yes
Matthew H. Green	Director (A) (C)	2023	Yes
John C. Metz	Director (C)	2023	No
Carmen Vidal	Director, International Legal Counsel	2023	No
Mason A. Wiederhorn	Director, Chief Brand Officer	2023	No
Taylor A. Wiederhorn	Director, Chief Development Officer	2023	No
Thayer D. Wiederhorn	Director, Chief Operating Officer	2023	No

(A)	Member of the Audit Committee of the Board
(C)	Member of the Compensation Committee of the Board

If a nominee is unable or unwilling to serve, the shares to be voted for such nominee that are represented by proxies will be voted for any substitute nominee designated by the Board of Directors. The Company did not receive any stockholder nominations for director. If a quorum is present at the Annual Meeting, the 14 nominees receiving the highest number of votes cast, in person or by proxy, will be elected to serve. Abstentions and broker nonvotes will have no effect on the election of directors. If not otherwise specified, proxies will be voted “FOR” the nominees for director named above.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

“FOR” ELECTION OF EACH NOMINEE NAMED ABOVE.

PROPOSAL NO. 2

APPROVAL OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO
ALLOW FOR EXCULPATION OF OFFICERS

Background

The State of Delaware, which is our state of incorporation, recently enacted legislation that enables Delaware companies to limit the liability of certain officers in limited circumstances under Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”). Historically, DGCL Section 102(b)(7) enabled corporations to limit the liability of directors in limited circumstances, and the Company adopted exculpation provisions in its Certificate of Incorporation since its inception. With the recent amendment, DGCL Section 102(b)(7) now permits exculpation for officers, but only for direct claims brought by stockholders for breach of an officer’s fiduciary duty of care, including class actions, but does not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the corporation itself or for derivative claims brought by stockholders in the name of the corporation. Furthermore, the limitation on liability does not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit.

The Board of Directors believes it is important to provide protection from certain liabilities and expenses that may discourage prospective or current directors from accepting or continuing membership on corporate boards and prospective or current officers from serving corporations. In the absence of such protection, qualified directors and officers might be deterred from serving as directors or officers due to exposure to personal liability and the risk that substantial expense will be incurred in defending lawsuits, regardless of merit. Our current Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) provides for exculpation and limitations of liability for directors pursuant to the DGCL. In considering whether to extend exculpation and limitations of liability to officers pursuant to DGCL Section 102(b)(7), the Board of Directors took into account the narrow class and type of claims that such officers would be exculpated from liability pursuant to DGCL Section 102(b)(7), the limited number of officers that would be impacted, and the benefits the Board of Directors believes would accrue to the Company by providing exculpation in accordance with DGCL Section 102(b)(7), including, without limitation, the ability to attract and retain key officers and the potential to reduce litigation costs associated with frivolous lawsuits.

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The Board of Directors determined that it is advisable and in the best interests of the Company and our stockholders to amend the current exculpation and liability provisions in Section 8.01 of our Certificate of Incorporation to extend such protection to our officers, in addition to our directors. We refer to this proposed amendment to our Certificate of Incorporation as the “Certificate Amendment” in this proxy statement.

Text of Proposed Certificate Amendment

Our Certificate of Incorporation currently provides for the exculpation of directors and does not include a provision allowing for the exculpation of officers. We propose to amend Section 8.01 of our Certificate of Incorporation so that it would state in its entirety as follows:

“SECTION 8.01 Limitation of Personal Liability. No director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL, as it presently exists or may hereafter be amended from time to time. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.”

The full text of the proposed “Certificate of Amendment of the Restated Certificate of Incorporation” reflecting the foregoing Certificate Amendment is attached as Appendix A to this proxy statement.

Reasons for the Proposed Certificate Amendment

The Board of Directors adopted the proposed Certificate Amendment to maintain provisions of the Certificate of Incorporation in keeping with the governing statutes contained in the DGCL. The Board of Directors believes that DGCL 102(b)(7) and the Certificate Amendment remedy the inconsistent treatment of officers and directors under the DGCL and the Certificate of Incorporation, despite directors and officers having similar fiduciary duties. The Board of Directors also noted that several other states already permit corporations to eliminate or limit officer liability, and the Board of Directors believes it is appropriate for public companies in states that allow exculpation of officers to include exculpation clauses in their certificates of incorporation. The nature of the role of directors and officers often requires them to make decisions on crucial matters. Frequently, directors and officers must make decisions in response to time-sensitive opportunities and challenges, which can create substantial risk of investigations, claims, actions, suits or proceedings seeking to impose liability on the basis of hindsight. Limiting concern about personal risk empowers both directors and officers to best exercise their business judgment in furtherance of stockholder interests. Many Delaware companies have already adopted exculpation clauses limiting the personal liability of officers in their certificates of incorporation and we expect this trend to continue. Failing to adopt the proposed Certificate Amendment could impact our recruitment and retention of exceptional officer candidates who may conclude that the potential exposure to liabilities, costs of defense and other risks of proceedings exceeds the benefits of serving as an officer of the Company.

For the reasons stated above, the Board of Directors determined that the proposed Certificate Amendment is advisable and in the best interest of our Company and our stockholders and authorized and approved the proposed Certificate Amendment and directed that it be considered at the Annual Meeting. The Certificate Amendment is not being proposed in response to any specific resignation, threat of resignation or refusal to serve by any officer nor is it being proposed in response to any litigation or threat of litigation.

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Timing and Effect of the Certificate Amendment

If the proposed Certificate Amendment is approved by our stockholders, it will become effective immediately upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, which we expect to file promptly after the Annual Meeting. Other than the amendment of the existing Section 8.01 of our Certificate of Incorporation, the remaining provisions of our Certificate of Incorporation will be unchanged after effectiveness of the Certificate Amendment. If the proposed Certificate Amendment is not approved by our stockholders, our Certificate of Incorporation will remain unchanged. In accordance with the DGCL, the Board of Directors may elect to abandon the proposed Certificate Amendment without further action by the stockholders at any time prior to the effectiveness of the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, notwithstanding stockholder approval of the proposed Certificate Amendment.

Required Vote for Stockholder Approval

The affirmative vote of the holders of a majority of the voting power of all outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, will be required for the approval of this proposal. Abstentions and broker non-votes will have the same effect as a vote “against” the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE CERTIFICATE AMENDMENT

PROPOSAL NO. 3

ADVISORY VOTE ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

In accordance with Section 14A of the Exchange Act, we are asking stockholders to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in accordance with the SEC’s rules in the “Executive Compensation” section of this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this proxy statement as a whole.

The say-on-pay vote is advisory, and therefore not binding on the Company or our Board of Directors. The say-on-pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Board will be able to consider when determining future executive compensation. The Board of Directors values the opinions of our stockholders and to the extent there is any significant vote against our named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Board will evaluate whether any additional actions are necessary.

Stockholders are urged to read the Summary Compensation Table and other related compensation tables and narrative under the heading “Executive Compensation” below, which provide specific information on the compensation of the named executive officers. The Board of Directors believes that the Company’s policies and procedures are effective in achieving our goals, and that the compensation of the named executive officers reported in this proxy statement reflects and supports these compensation policies and procedures.

Based on the above, the Company is asking stockholders to approve the following advisory resolution at the Annual Meeting:

“RESOLVED, that the stockholders of FAT Brands Inc. approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the Summary Compensation Table and the related compensation tables, notes and narrative in the proxy statement for the Company’s Annual Meeting.”

The affirmative vote of the holders of a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on this item will be required for the approval of this proposal.

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 4

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

A resolution will be presented at the Annual Meeting to ratify the appointment by our Audit Committee of Macias Gini & O’Connell, LLP (“MGO”) as our independent registered public accounting firm for the fiscal year ending December 29, 2024. MGO was engaged by the Company as of June 27, 2023. Prior to engaging MGO, neither the Company nor anyone on its behalf consulted with MGO regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on its financial statements by MGO, and neither a written report or oral advice was provided to the Company by MGO that MGO concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issues; or (iii) any other matter that was the subject of a “disagreement” or “reportable event” (as such terms are described in Items 304(a)(1)(iv) and (v), respectively, of Regulation S-K) between the Company and its former independent registered public accounting firm.

Our independent registered public accounting firm for the fiscal year ending December 25, 2022 was Baker Tilly US, LLP (“Baker Tilly”), which informed the Company on April 18, 2023 that it would not stand for re-election as the Company’s certifying accountant for the fiscal year ended December 31, 2023. Baker Tilly’s reports on the Company’s financial statements for the fiscal years ended December 25, 2022 and December 26, 2021 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company’s two most recent fiscal years ended December 25, 2022 and December 26, 2021 and the subsequent interim period through April 24, 2023, there were no disagreements, within the meaning of Item 304(a)(1)(iv) of Regulation S-K promulgated under the Securities Exchange Act of 1934 (“Regulation S-K”) and the related instructions thereto, with Baker Tilly on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Baker Tilly, would have caused it to make reference to the subject matter of the disagreements in connection with its reports. Also during this same period, there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto. Baker Tilly did not seek the Company’s consent to its decision not to stand for re-election. As a result, the Company’s Board of Directors or Audit Committee did not recommend or approve such decision.

The Audit Committee reviews the independence of our independent registered public accounting firm on an annual basis and has determined that MGO is independent. In addition, the Audit Committee pre-approves all work and fees that are performed and billed by our independent registered public accounting firm.

Representatives of MGO are expected to attend the Annual Meeting or be available by telephone conference to respond to appropriate questions and will have the opportunity to make a statement, if desired. Representatives of Baker Tilly are not expected to attend the Annual Meeting.

Although stockholder ratification of the appointment of our independent registered public accounting firm is not required by our bylaws or otherwise, we are submitting the selection of MGO to our stockholders for ratification to permit stockholders to participate in this important corporate decision. If not ratified, the Audit Committee will reconsider the selection, although the Audit Committee will not be required to select a different independent registered public accounting firm for our Company. The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on this item will be required to ratify the appointment of MGO. The Board of Directors recommends a vote “FOR” the ratification of its appointment of MGO as our independent registered public accounting firm. If not otherwise specified, validly executed proxies will be voted “FOR” this proposal.

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The aggregate fees billed to us by MGO (fiscal 2023) and Baker Tilly (fiscal 2022) for the last two fiscal years in the following categories were as follows (dollars in thousands):

	December 31, 2023	December 25, 2022
Audit fees	$992	$1,068
Audit related fees	$–	$215
Tax fees	$–	$–
All other fees	$–	$–

THE BOARD OF DIRECTORS RECOMMEND A VOTE “FOR” THE RATIFICATION OF

THE SELECTION OF MACIAS GINI & O’CONNELL, LLP

AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE FISCAL YEAR ENDING DECEMBER 29, 2024.

THE BOARD OF DIRECTORS

Name	Age	Business Experience
Andrew A. Wiederhorn (Chairman)	58

Mr. Wiederhorn is the founder of FAT Brands and served as a director of the Company since our inception in March 2017. He also served as President and CEO of FAT Brands and our principal operating subsidiaries from March 2017 until May 2023. He currently serves on the board of managers of our majority stockholder, Fog Cutter Holdings LLC, and was previously Chairman and CEO of our former parent company, Fog Cutter Capital Group Inc. Mr. Wiederhorn previously founded and served as the Chairman and Chief Executive Officer of Wilshire Financial Services Group Inc. and Wilshire Credit Corporation. Mr. Wiederhorn received his B.S. degree in Business Administration from the University of Southern California in 1987, with an emphasis in Finance and Entrepreneurship. He previously served on the Board of Directors of Fabricated Metals, Inc., The Boy Scouts of America Cascade Pacific Council, The Boys and Girls Aid Society of Oregon, University of Southern California Associates, Citizens Crime Commission of Oregon, and Economic Development Council for the City of Beverly Hills Chamber of Commerce. Mr. Wiederhorn brings to the Board his more than 20 years of experience with the Company and its predecessors, including as the Company’s founder, as well as his experience with sophisticated financial structures, mergers and acquisitions, strategic planning, and leadership and management of complex organizations.

On May 10, 2024, Mr. Wiederhorn was indicted on federal charges, alleging that Mr. Wiederhorn caused FAT Brands Inc. and an affiliate to distribute $47 million to him for his personal use and benefit, mischaracterized these distributions as loans, and failed to disclose the disbursements as reportable compensation. The indictment also alleges that Mr. Wiederhorn failed to pay personal income taxes in the amount of $7.7 million. Mr. Wiederhorn was charged with endeavoring to obstruct the administration of the Internal Revenue Code, tax evasion, wire fraud, making false statements and omitting material facts in statements to accountants in connection with audits and reviews, certifying faulty financial reports, and causing the Company to extend and maintain credit in the form of personal loan. Mr. Wiederhorn was also charged in a separate indictment for illegally possessing a firearm and ammunition after being convicted of a felony.

John S. Allen	72	John Allen has served as a director of FAT Brands since September 2023. Mr. Allen is a retired restaurant operator, having served as the owner and operator of Pacific Way Bakery & Café. Mr. Allen received a Bachelor of Arts degree from the University of Illinois. Mr. Allen brings to the Board his experience and history in restaurant operations, management and finance.

Donald J. Berchtold	79	Donald Berchtold has served as a director of FAT Brands since March 2023. Mr. Berchtold also serves as Chief Concept Officer of FAT Brands Inc., a role he has held since February 2018. Mr. Berchtold previously held the position of President and Chief Operating Officer of Fatburger North America Inc. and President and Chief Operating Officer of Fog Cutter Capital Group Inc. Mr. Berchtold also served as Senior Vice President of Wilshire Financial Services Group Inc. and its sister company, Wilshire Credit Corporation. Mr. Berchtold was the owner-operator of his own business that included a dinner house, catering company and other food service concepts and was an active member in the Restaurants of Oregon Association. Mr. Berchtold holds a Bachelor of Science degree in Finance and Marketing from Santa Clara University. Mr. Berchtold brings to the Board his more than 20 years of experience with the Company and its predecessors, his more than 50 years of experience in the restaurant and hospitality industries, his knowledge and experience in strategic planning, and leadership and management of complex organizations.

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Name	Age	Business Experience
Tyler B. Child	49	Tyler Child has served as a director of FAT Brands since March 2023. Ms. Child has approximately 10 years of experience in investment banking, working in Equity Capital Markets on the Syndicate Desk for JMP Securities LLC, Banc of America Securities, LLC, and Montgomery Securities. Ms. Child holds a bachelor’s degree in Communications and Spanish from Santa Clara University. Ms. Child brings to the Board her experience and history in investment banking and capital markets.

Lynne L. Collier	57	Lynne L. Collier has served as a director of FAT Brands since July 2022. Ms. Collier is an experienced capital market professional, with nearly 30 years of experience in public capital markets and a focus on the restaurant industry. Ms. Collier currently serves as Head of Consumer Discretionary for Water Tower Research, LLC, and previously served as a Managing Director in the Investor Relations Division of ICR Inc. from April 2021 to June 2022. Prior to that, Ms. Collier had a 25-year career in equity research as a sell-side Consumer Analyst, including for Loop Capital, Canaccord Genuity and Sterne Agee. Ms. Collier received a bachelor’s degree in Finance from Baylor University and an M.B.A. in Finance from Texas Christian University. Ms. Collier brings to the Board substantial expertise in financial analysis of companies in the restaurant and hospitality industries, and broad expertise in capital markets and investor relations generally.

Mark Elenowitz	54	Mark Elenowitz has served as a director of FAT Brands since April 2023. Mr. Elenowitz is a Wall Street veteran, who co-founded a boutique investment bank and its online capital formation platform BANQ®. He is a noted speaker at Small Cap and Reg A events, including the SEC Small Business Forum, and has been profiled in BusinessWeek, CNBC and several other publications. Mr. Elenowitz is also a member of the Depository Trust & Clearing Corporation (DTCC) Private Markets Executive Advisory Board, tasked with developing DTCC’s new Digital Securities Management (DSM) platform. Mr. Elenowitz currently serves as managing director of Tripoint Capital Management, Digital Offering LLC and Cambria Capital LLC, and is the President and co-founder of Horizon Fintex, a fintech company offering a suite of integrated securities software applications for compliant issuance through secondary trading of electronic securities. In addition, he is the co-creator of Upstream concept, a MERJ Exchange Market, a global stock exchange for digital securities and affiliate of the World Federation of Exchanges (WFE). Mr. Elenowitz is also a member of the Board of Directors of the Long Island Capital Alliance and the National Investment Banking Association, and sits on the advisory boards of several private companies. He is a graduate of the University of Maryland School of Business and Management with a Bachelor of Science degree in Finance. Mr. Elenowitz brings to the Board substantial expertise in capital markets, financial and strategic planning, complex financial transactions, mergers and acquisitions, and leadership of complex organizations.

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Name	Age	Business Experience
James G. Ellis	77	James Ellis has served as a director of FAT Brands since September 2023. Mr. Ellis served as the Dean of the Marshall School of Business at the University of Southern California from 2007 until June 2019. Prior to his appointment as Dean in April 2007, Mr. Ellis was the Vice Provost, Globalization, for USC and prior to that was Vice Dean, External Relations. Mr. Ellis was also a professor in the Marketing Department of the Marshall School of Business from 1997 until retiring in 2021. Mr. Ellis continues to serve on the Boards of Directors of a number of other public and private companies, including Mercury General Corporation and J.G. Boswell Company. Mr. Ellis received a Bachelor of Business Administration degree from the University of New Mexico and MBA degree from Harvard Business School. Mr. Ellis brings to the Board substantial expertise in finance, marketing, financial accounting and complex financial transactions, and leadership and management of complex organizations.

Peter R. Feinstein	80	Peter Feinstein has served as a director of FAT Brands since July 2023. Mr. Feinstein is an experienced operator of restaurant and entertainment properties, including SHAC, LLC, Fatburger franchises, Sugar Factory, El Dorado Cantina and Country Star Restaurants. Mr. Feinstein is also a retired certified public accountant, having served in senior management and audit roles with Kenneth Leventhal & Co. and Fox & Co. Mr. Feinstein graduated with a Bachelor of Science degree in Accounting from UCLA. Mr. Feinstein brings to the Board substantial expertise in financial and strategic planning, financial accounting, mergers and acquisitions, hospitality industry operations and management, and leadership and management of complex organizations.

Matthew H. Green	58	Matthew Green has served as a director of FAT Brands since July 2023. Mr. Green is an experienced finance professional based in London, with over 30 years of experience as a merchant banker, focused primarily on the real estate, infrastructure, and energy sectors for clients including private equity firms, pension funds, sovereign wealth funds and family offices. Mr. Green received a bachelor’s degree in Business Administration from the University of Washington. Mr. Green brings to the Board his experience and history in debt finance and capital markets, real estate, and investment banking.

John C. Metz	71	John Metz has served as a director of FAT Brands since July 2023. Mr. Metz is an experienced owner, operator and developer of restaurants and hospitality properties. Mr. Metz currently owns and operates approximately 70 franchised restaurants, including Hurricane Dockside Grill, Denny’s and Wahoo Seafood Grill restaurants. Mr. Metz received a Bachelor of Science degree in Hotel Administration and an M.B.A. from Cornell University. Mr. Metz brings to the Board his experience and history in restaurant operations and franchising, and financial and operational management of complex organizations.

Carmen Vidal	52	Carmen Vidal has served as a director of FAT Brands since March 2023. Ms. Vidal has also served as International Legal Counsel & Director of International Franchise Development (Europe/Middle East/North Africa) for the Company since October 2021. Prior to that, Ms. Vidal served as Vice President of International Development for the Company. Ms. Vidal brings to the Board her substantial experience in international franchising and cross-border transactions, and long history with the Company and its predecessors.

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Name	Age	Business Experience
Mason A. Wiederhorn	34	Mason Wiederhorn has served as a director of FAT Brands since March 2023, and serves on the board of managers of the Company’s majority stockholder, Fog Cutter Holdings LLC. He has also served as the Chief Brand Officer of the Company since December 2021. Prior to that, Mr. Wiederhorn served as Creative Director of the Company, preceded by his role as Creative Director of Fatburger North America Inc. and Buffalo’s Franchise Concepts Inc., and Videographer for Fatburger North America Inc. Mr. Wiederhorn graduated from the Business of Cinematic Arts program at the University of Southern California Marshall School of Business. Mr. Wiederhorn brings to the Board his participation in the founding and growth of our Company and its predecessors, leadership skills, and background and education in the creative arts and promotion of our multiple brands.

Taylor A. Wiederhorn	36	Taylor Wiederhorn has served as a director of FAT Brands since March 2023, and serves on the board of managers of the Company’s majority stockholder, Fog Cutter Holdings LLC. He has also been the Chief Development Officer of the Company since October 2017. Previously, Mr. Wiederhorn served as Vice President - Franchise Marketing and Development for Fatburger North America from December 2011 until October 2017. Mr. Wiederhorn graduated from the USC Marshall School of Business with a Bachelor of Science degree in Business Administration with a concentration in Corporate Finance. Mr. Wiederhorn brings to the Board his participation in the founding and growth of the Company and its predecessors, leadership skills, management of our sales teams, and business background and education.

Thayer D. Wiederhorn	36	Thayer Wiederhorn has served as a director of FAT Brands since March 2023 and serves on the board of managers of the Company’s majority stockholder, Fog Cutter Holdings LLC. He has also been the Chief Operating Officer of the Company since November 2021, responsible for day-to-day operations and providing leadership to management to ensure the execution of both short-term and long-term business strategies. Prior to his role as Chief Operating Officer, Mr. Wiederhorn served as Chief Marketing Officer from March 2017, overseeing global branding and marketing initiatives. He also held several prior positions, including VP of Marketing for Fatburger North America Inc. and Buffalo’s Franchise Concepts Inc. from June 2012 to March 2017, and Director of Marketing for Fatburger from July 2011 to June 2012. Additionally, he served as Marketing Coordinator and Brand Development Agent for Fatburger in 2010 and 2011. Mr. Wiederhorn began his career working in Fatburger restaurants and food trucks. He holds a Bachelor of Science degree in Business Administration with an emphasis in Finance and Business Economics from the University of Southern California. Mr. Wiederhorn brings to the Board his deep involvement and insight in the founding and growth of the Company and its predecessors, along with his leadership expertise, marketing experience and formal business education.

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CORPORATE GOVERNANCE

Board Composition and Leadership Structure; Controlled Company Status

A majority of the outstanding voting power of our capital stock is held by one entity, Fog Cutter Holdings LLC, and we are therefore considered a “controlled company” under the corporate governance rules of The Nasdaq Stock Market LLC (“NASDAQ”). Under these rules, we are not required to have a majority of our Board of Directors be independent, nor are we required to have a compensation committee or independent nominating function.

From the inception of our Company in 2017 until March 2023, a majority of our Board was independent and we had a standalone, fully independent compensation committee and nominating committee. In March 2023, the Board was refreshed and expanded to ten persons, and all four members of the board of managers of our majority stockholder joined the Company’s Board of Directors (Andrew Wiederhorn, Mason Wiederhorn, Taylor Wiederhorn and Thayer Wiederhorn). Since March 2023, the size of our Board was expanded to 14 persons and additional independent directors were appointed. The Board meets frequently, with scheduled Board meetings generally held every two weeks. Currently, seven of our 14 directors are considered independent within the meaning of the applicable rules and regulations of the SEC and the director independence standards of NASDAQ. In addition, Mark Elenowitz serves as the lead independent director on the Board.

In May 2023, Andrew Wiederhorn, the Company’s founder and Chairman, stepped down as Chief Executive Officer of the Company and transitioned to a new role as outside consultant and strategic advisor to the Company. At that time, the Board appointed Kenneth Kuick and Robert Rosen as Co-Chief Executive Officers of the Company.

The Board believes that the Company and its stockholders are best served by the current leadership structure because it is valuable to have on the Board the breadth of experience and depth of knowledge of our founder/Chairman and senior operations team, balanced by our independent directors, who are led by our lead independent director, and our fully independent Audit Committee. While oversight of our Company is the responsibility of our Board as a whole, our founder and Chairman is most familiar with our business, strategy and complex financing arrangements, and as Chairman is best positioned to focus our Board’s agenda on the key issues facing our Company. In light of our status as a controlled company, we believe that the structure of our Board provides an appropriate balance of management leadership and non-management oversight.

Director Candidates

In light of our status as a controlled company, our Board has determined not to establish an independent nominating committee or have its independent directors solely exercise the nominating function, and has elected instead to have the entire Board be directly responsible for nominating members of the Board. In considering whether to nominate candidates for election to the Board, the Board considers each nominee’s qualifications, including business acumen and experience, knowledge of our business and industry, and ability to act in the best interests of our Company. The Board does not set specific minimum qualifications or assign specific weights to particular criteria and no particular criterion is a prerequisite for a prospective nominee.

Due to our status as a controlled company, we do not have a formal policy with respect to the consideration of director candidates recommended by our stockholders. Stockholder recommendations relating to director nominees or other proposals may be submitted in accordance with the procedures set forth below under “Stockholder Proposals for 2024 Annual Meeting.”

Board’s Role in Risk Oversight

Our Board of Directors believes that open communication between management and the Board of Directors is essential for effective risk management and oversight. The Board meets with our Co-Chief Executive Officers and other members of senior management at our bi-weekly Board meetings, where, among other topics, they discuss strategy and risks in the context of reports from the management team and evaluate the risks inherent in significant transactions. While our Board of Directors is ultimately responsible for risk oversight, our Board committees assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of major financial risk exposures, internal control over financial reporting, disclosure controls and procedures, legal and regulatory compliance. The Compensation Committee assists the Board in assessing risks created by the incentives inherent in our compensation policies.

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Director Independence

The Board has determined that seven of our 14 directors are currently considered independent under the applicable rules and regulations of the SEC and the director independence standards of NASDAQ (Ms. Collier, Ms. Child, and Messrs. Allen, Elenowitz, Ellis, Feinstein, and Green), and one other director (Mr. Metz) is expected to become independent under these rules in January 2025. Furthermore, the Board has determined that the current members of the Audit Committee of the Board are each “independent” under the applicable rules and regulations of the SEC and the director independence standards of NASDAQ applicable to the Audit Committee.

Code of Ethics

We have adopted a written code of business ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the code under the Corporate Governance section of our website at https://ir.fatbrands.com. In addition, we intend to post on our website all disclosures that are required by law or the NASDAQ listing standards concerning any amendments to, or waivers from, any provision of the code.

Anti-Hedging Policy and Trading Restrictions

The Company’s Insider Trading Policy restricts certain transactions in our securities and prohibits our directors, executive officers and certain other key employees (and their respective family and household members) from purchasing or selling any type of security while aware of material non-public information about the Company or from providing such material non-public information to any person who may trade while aware of such information. Trading by our officers and directors, as well as other employees who may be expected in the ordinary course of performing their duties to have access to material non-public information, is restricted to certain quarterly trading windows. While we do not have a policy that specifically prohibits hedging the economic risk of stock ownership in our stock, we discourage our officers, directors and employees from entering into certain types of hedges with respect to our securities. Our Insider Trading Policy also prohibits short-sales and similar transactions and margining of Company stock.

Granting of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

The Company does not grant equity awards in anticipation of the release of material nonpublic information (“MNPI”) that is likely to result in changes to the price of our Class A Common Stock, and does not time the public release of such information based on award grant dates. Equity awards are typically granted according to a predetermined schedule or based on an event such as the recipient’s appointment as an officer or director, to ensure consistency and avoid the appearance of timing based on MNPI. The Board and Compensation Committee do not consider MNPI in setting the terms of equity awards, such as grant size or vesting conditions. During the last completed fiscal year, the Company has not made awards to any named executive officer during the period beginning four business days before and ending one business day after the filing of a periodic report on Form 10-Q or Form 10-K or the filing or furnishing of a current report on Form 8-K, and it is the Company’s ongoing policy not to time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation

Clawback Policy

In connection with the recently approved rules requiring adoption of a clawback policy applicable to incentive-based compensation for Section 16 officers of listed companies, the Company has adopted a “Clawback Policy”, and current Section 16 officers of the Company are subject to the policy. Under such policy, if the Company is required to restate its financial results due to material non-compliance with financial reporting requirements under applicable securities laws, the Company will recoup any erroneously-awarded incentive-based compensation from the Company’s Section 16 officers during the three-year period preceding the date on which the Company is required to prepare such an accounting restatement. The full Board is authorized to administer this policy, or the Board may designate the Compensation Committee to administer the Clawback Policy.

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Communications with the Board

Correspondence from our stockholders to the Board of Directors or any individual directors or officers should be sent to our Secretary. Correspondence addressed to either the Board of Directors as a body, or to all of the directors in their entirety, will be sent to the Chair of the Audit Committee. Our Secretary will regularly provide to the Board of Directors a summary of all material correspondence from stockholders that the Secretary receives on behalf of the Board. The Board of Directors has approved this process for stockholders to send communications to the Board.

Board Meetings

During fiscal 2023, our Board of Directors held 32 meetings and the Audit Committee of the Board held six meetings. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of the committees of the Board of Directors on which he or she serves. Each Board member is expected to attend our annual meetings of stockholders, either in person or via electronic communications. Four Board members attended our 2023 annual meeting in person and all other Board members attended via video conference.

Compensation Committee

The Compensation Committee of the Board is responsible for assisting our Board of Directors in discharging its responsibilities relating to the compensation of our Co-Chief Executive Officers, other executive officers and outside directors, as well as administering stock incentive plans. During the fiscal year ended December 31, 2023, there were no employee directors on the Compensation Committee and no Compensation Committee interlocks. The Compensation Committee is required to have a majority of independent directors. The current members of the Compensation Committee are Lynne Collier, Tyler Child, Mark Elenowitz, James Ellis, Peter Feinstein, Matthew Green, John Metz and Andrew Wiederhorn.

The Compensation Committee is responsible for the following, among other matters, as required from time to time:

●	reviewing and recommending to our board of directors the compensation of our Co-Chief Executive Officers and other executive officers and the outside directors;
●	conducting a performance review of our Co-Chief Executive Officers;
●	administering the Company’s incentive-compensation plans and equity-based plans as in effect or as adopted from time to time by the Board of Directors;
●	approving any new equity compensation plan or material change to an existing plan where stockholder approval has not been obtained; and
●	reviewing our compensation policies.

In addition, the Compensation Committee has established a sub-committee of the Compensation Committee comprised solely of “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act. The sub-committee is available to administer the Company’s equity incentive plans if the Board deems it necessary to comply with Rule 16b-3 of the Exchange Act with respect to any equity awards.

The Board of Directors has adopted a charter for the Compensation Committee, a copy of which is available in the Corporate Governance section of our website at https://ir.fatbrands.com. The Compensation Committee reviews and reassesses the adequacy of the charter on an annual basis.

Audit Committee

The Board of Directors has delegated certain authority to a standing Audit Committee, comprised of the following persons as of the record date:

Director	Audit Committee
Lynne L. Collier	Chair
Tyler B. Child	Member
Mark Elenowitz	Member
James G. Ellis	Member
Peter R. Feinstein	Member
Matthew H. Green	Member

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The Audit Committee is responsible for, among other matters:

●	appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;
●	discussing with our independent registered public accounting firm their independence from management;
●	reviewing with our independent registered public accounting firm the scope and results of their audit;
●	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
●	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;
●	reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; and
●	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

Our Board of Directors has determined that each member of the Audit Committee meets the definition of “independent director” for purposes of serving on an audit committee under Rule 10A-3 and NASDAQ rules.

The Board of Directors has determined that each of Ms. Collier, Mr. Elenowitz, Mr. Feinstein and Mr. Ellis qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.

The Board of Directors adopted a charter for the Audit Committee. A copy of the Audit Committee charter is available in the Corporate Governance section of our website at https://ir.fatbrands.com. The Audit Committee reviews and reassesses the adequacy of the charter on an annual basis.

Audit Committee Report

The following is the report of the Audit Committee with respect to our audited financial statements for the fiscal year ended December 31, 2023, which were contained in our Annual Report on form 10-K filed with the SEC on March 12, 2024.

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference in such filing.

Management is responsible for our internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with Public Company Accounting Oversight Board standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes, including the effectiveness of the design and operation of our disclosure controls and procedures and our internal controls. The Audit Committee of the Board reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2023 with management. The Audit Committee was satisfied that the internal control system is adequate and that the Company employs appropriate accounting and reporting procedures.

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The Audit Committee also discussed with our independent registered public accounting firm for fiscal 2023, Macias Gini & O’Connell, LLP, matters relating to their judgments about the quality, as well as the acceptability, of our accounting principles as applied in its financial reporting as required to be discussed by PCAOB Auditing Standard No. 16, “Communications with Audit Committees”. In addition, the Audit Committee discussed with our accounting firm their independence from management and us, as well as the matters in the written disclosures received from the independent registered public accounting firm as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

Based on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the SEC.

SUBMITTED BY THE AUDIT COMMITTEE:

Lynne L. Collier	Tyler B. Child
Mark Elenowitz	James G. Ellis
Peter R. Feinstein	Matthew H. Green

Board Diversity

Pursuant to NASDAQ’s rules on board diversity disclosure, below is information about the diversity of the current Board of Directors:

Board Diversity Matrix (as of November 21, 2024)

Total Number of Directors	14
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	3	11	–	–
Part II: Demographic Background
African American or Black	–	–	–	–
Alaskan Native or American Indian	–	–	–	–
Asian	–	–	–	–
Hispanic or Latinx	1	–	–	–
Native Hawaiian or Pacific Islander	–	–	–	–
White	2	11	–	–
Two or More Races or Ethnicities	–	–	–	–
LGBTQ+		–
Did Not Disclose Demographic Background		–

EXECUTIVE OFFICERS

Below is a list of the names and ages, as of the record date, of our executive officers and a description of the business experience of each of them.

Name	Age	Position
Kenneth J. Kuick	55	Co-Chief Executive Officer, Chief Financial Officer
Robert G. Rosen	58	Co-Chief Executive Officer, Head of Debt Capital Markets
Thayer D. Wiederhorn	36	Chief Operating Officer
Taylor A. Wiederhorn	36	Chief Development Officer
Allen Z. Sussman	60	Executive Vice President and General Counsel, Secretary
Ron Roe	47	Senior Vice President of Finance

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Kenneth J. Kuick has served as the Company’s Co-Chief Executive Officer since May 2023, and Chief Financial Officer since May 31, 2021. Prior to joining the Company, Mr. Kuick served as Chief Financial Officer of Noodles & Company, a national fast-casual restaurant concept, from November 2018 to August 2020, where he was responsible for leading the Company’s finance, accounting and supply chain operations. Prior to that, Mr. Kuick served as Chief Accounting Officer of VICI Properties Inc., a real estate investment trust specializing in casino properties, from October 2017 to August 2018, where he was responsible for accounting, consolidated financial operations, capital markets transactions, treasury, internal audit, tax and external reporting. Prior to that, Mr. Kuick served as Chief Accounting Officer of Caesars Entertainment Operating Company, a subsidiary of Caesars Entertainment Corporation, and as Vice President, Assistant Controller for Caesars Entertainment Corporation. Mr. Kuick is a Certified Public Accountant and earned his Bachelor of Science degree in Accounting and Business Systems from Taylor University.

Robert G. Rosen has served as the Company’s Co-Chief Executive Officer and Head of Debt Capital Markets since May 2023. Prior to that, he served as Executive Vice President of Capital Markets since April 2021. Prior to joining the Company, he had been the Managing Member of Kodiak Financial Group LLC since 2004. Kodiak invests in credit classes of ABS and MBS securities, purchases individual real estate loans and portfolios, purchases and manages real estate developments and invests in private equity transactions as well as venture capital transactions. Mr. Rosen began his career in commercial banking, focusing on direct lending for Fleet Bank (then Fleet Norstar Bank) in Albany NY after completing their extensive management training program. This was followed in 1990 by a career on Wall Street, working for Bankers Trust (now Deutsche Bank) and Kidder Peabody in structured finance and investment banking focusing primarily on credit derivatives including securitizations, asset-based lending as well as financing and banking commercial banks and other originators of securitizable assets. After Kidder, Mr. Rosen joined Black Diamond Advisors and Black Diamond Securities (and ultimately Black Diamond Capital Management). He served as a Director and FINOP of the Black Diamond entities, with a continued focus on structured finance transactions and credit as well as portfolio management (banking, sales and trading) and servicing. Mr. Rosen continued his career at Bank of Tokyo Mitsubishi and several buy side firms. He continues to be a long-term consultant to Black Diamond Capital Management and serves on multiple advisory boards and committees of Black Diamond. Mr. Rosen holds an MBA and a BA degree from Union College in Managerial Economics.

Thayer Wiederhorn has served as the Company’s Chief Operating Officer since November 2021. For a description of Mr. Wiederhorn’s background, please see “The Board of Directors” above.

Taylor Wiederhorn has served as the Company’s Chief Development Officer since October 2017. For a description of Mr. Wiederhorn’s background, please see “The Board of Directors” above.

Allen Z. Sussman has served as the Company’s General Counsel, Secretary and EVP for Corporate Development since March 2021. Prior to that time, Mr. Sussman was a partner at the law firm of Loeb & Loeb LLP in Los Angeles, California, specializing in corporate and securities law, and served as the primary outside corporate and securities counsel of FAT Brands. Prior to private practice, in the early 1990s Mr. Sussman served as an attorney with the Division of Enforcement of the U.S. Securities and Exchange Commission in Washington, DC. Mr. Sussman holds a B.S. degree in Industrial and Labor Relations from Cornell University and a J.D. degree from Boston University School of Law.

Ron Roe currently serves as the Company’s Senior Vice President of Finance. Prior to August 16, 2018, Mr. Roe served as the Chief Financial Officer since 2009 and served as the Vice President of Finance from 2007 to 2009. Prior to 2007, Mr. Roe was an acquisitions associate for Fog Cutter Capital Group Inc. He began his career as an investment banking analyst with Piper Jaffray. Mr. Roe attended UC Berkeley, where he earned a Bachelor of Arts degree in Economics.

Delinquent Section 16(a) Reports

Based solely on a review of Forms 3, 4 and 5 and amendments thereto furnished to us for the year ended December 31, 2023, our directors, officers, or beneficial owners of more than 10% of our common stock timely furnished reports on all Forms 3, 4 and 5, except that (i) the following directors filed one late Form 3: John Allen, Donald Berchtold, Tyler Child, Mark Elenowitz, James Ellis, Peter Feinstein, Matthew Green, Kenneth Kepp, John Metz, Carmen Vidal and Mason Wiederhorn; and (ii) the following directors, officers and/or 10% beneficial owners filed one late Form 4 for one transaction each: John Allen, Tyler Child, Mark Elenowitz, James Ellis, Kenneth Kepp, Ken Kuick, Peter Feinstein, Matthew Green, John Metz, Robert Rosen and Fog Cutter Holdings LLC.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation for the fiscal years ended December 31, 2023 and December 25, 2022 awarded to, earned by, or paid to each individual who served as principal executive officer of the Company during fiscal 2023 and the other two most highly compensated executive officers. We refer to the individuals included in the Summary Compensation Table as our “named executive officers.” Andrew A. Wiederhorn served as Chief Executive Officer of the Company until May 5, 2023, at which time Robert G. Rosen and Kenneth K. Kuick began serving as Co- Chief Executive Officers.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards (1) ($)	Option Awards (1) ($)	All Other Compensation ($)		Total ($)
Andrew A. Wiederhorn	2023	288,462	—	—	—	4,170,205	(2)	4,458,667
Chief Executive Officer (Former)	2022	750,000	2,250,000	—	—	551,040		3,551,040

Robert G. Rosen	2023	550,000	2,200,000	—	2,148,000	—		4,898,000
Co-Chief Executive Officer, Co-President and Head of Debt Capital Markets	2022	550,000	1,650,000	—	—	—		2,200,000

Kenneth J. Kuick	2023	532,439	1,000,000	—	268,495	1,669		1,802,603
Co-Chief Executive Officer, Co-President and Chief Financial Officer	2022	500,000	500,000	—	—	45,440		1,045,440

Taylor A. Wiederhorn	2023	550,000	1,100,000	—	—	—		1,650,000
Chief Development Officer	2022	550,000	1,110,000	—	—	—		1,660,000

Thayer D. Wiederhorn	2023	550,000	1,100,000	—	—	—		1,650,000
Chief Operating Officer	2022	550,000	1,110,000	—	—	—		1,660,000

Explanatory Notes:

(1)	Amounts shown represent the aggregate grant date fair value computed in accordance with Accounting Standards Codification 718. Assumptions used in the calculation of this amount for fiscal year ended December 31, 2023 are included in Note 14 to the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2023, included in Part IV of this Annual Report on Form 10-K.
(2)	The amount reflects $3,699,000 of fees earned pursuant to Mr. Wiederhorn’s consulting agreement, $411,205 of aggregate incremental cost to the Company of providing him with certain personal use of leased aircraft (based on the applicable hourly rate charged to the Company), and $60,000 of standard Board of Directors fees.

Executive Employment Agreements

There are no written employment agreements between the Company and any of its employees, other than Kenneth J. Kuick and Robert G. Rosen.

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On May 5, 2023, the Company entered into an Employment Agreement (the “Kuick Agreement”) with Kenneth J. Kuick, who has served as the Company’s Co-Chief Executive Officer, Co-President and Chief Financial Officer since May 5, 2023. Pursuant to the Kuick Agreement, Mr. Kuick’s term as Co-Chief Executive Officer, Co-President and Chief Financial Officer will continue on an at-will basis, unless terminated as provided in the Kuick Agreement.

Pursuant to the Kuick Agreement, Mr. Kuick’s annual base salary is $550,000, subject to an annual merit-based increases in the sole discretion of the Board of Directors of the Company (the “Board”). Mr. Kuick will also be eligible for an annual discretionary bonus in the sole discretion of the Board, except that the annual bonus is guaranteed to be no less than $270,000 annually. Mr. Kuick’s eligibility to receive a bonus for any particular calendar year is subject to the achievement by him and the Company, as applicable, of personal and Company-wide targets to be established by the Company in the discretion of the Board.

Pursuant to the Kuick Agreement, Mr. Kuick will be eligible to receive awards of equity from time to time in the form of stock options, stock purchase rights and/or restricted stock awards. Such awards will be subject to the achievement by Mr. Kuick and the Company, as applicable, of personal and Company-wide targets to be established by the Company, on such terms and subject to such conditions as the Board shall determine as of the date of any such grant. In the event of a change in control (as defined in the Employment Agreement), Mr. Kuick’s continuous employment is involuntarily terminated without “cause” (as defined in the Employment Agreement), or Mr. Kuick resigns from continuous employment for “good reason” (as defined in the Kuick Agreement), and in any case other than as a result of his death or disability, then 100% of the equity awards that are then unvested will become fully vested. In addition, in the event that Mr. Kuick’s employment is terminated by the Company without “cause” or by Mr. Kuick for “good reason,” Mr. Kuick will be entitled to receive severance of six months of base salary payable on the Company’s regular payroll schedule.

The Kuick Agreement also entitles Mr. Kuick to participate in the benefit plans or programs that the Company may make available to employees and their families from time to time. The Kuick Agreement also provides for certain other ancillary benefits, including the reimbursement of all reasonable business expenses. In addition, Mr. Kuick is entitled to 15 days of paid time off during each twelve-month period of employment.

On May 5, 2023, the Company entered into an Employment Agreement (the “Rosen Agreement”) with Robert G. Rosen, who has served as the Company’s Co-Chief Executive Officer, Co-President and Head of Debt Capital Markets since May 5, 2023. Pursuant to the Rosen Agreement, Mr. Rosen’s term as Co-Chief Executive Officer, Co-President and Head of Debt Capital Markets will continue on an at-will basis, unless terminated as provided in the Rosen Agreement.

Pursuant to the Rosen Agreement, Mr. Rosen’s annual base salary is $550,000, subject to an annual merit-based increases in the sole discretion of the Board of Directors of the Company (the “Board”). Mr. Rosen will also be eligible for an annual discretionary bonus in the sole discretion of the Board, except that the annual bonus is guaranteed to be no less than $270,000 annually. Mr. Rosen’s eligibility to receive a bonus for any particular calendar year is subject to the achievement by him and the Company, as applicable, of personal and Company-wide targets to be established by the Company in the discretion of the Board.

Pursuant to the Rosen Agreement, Mr. Rosen will be eligible to receive awards of equity from time to time in the form of stock options, stock purchase rights and/or restricted stock awards. Such awards will be subject to the achievement by Mr. Rosen and the Company, as applicable, of personal and Company-wide targets to be established by the Company, on such terms and subject to such conditions as the Board shall determine as of the date of any such grant. In the event of a change in control (as defined in the Rosen Agreement), Mr. Rosen’s continuous employment is involuntarily terminated without “cause” (as defined in the Rosen Agreement), or Mr. Rosen resigns from continuous employment for “good reason” (as defined in the Rosen Agreement), and in any case other than as a result of his death or disability, then 100% of the equity awards that are then unvested will become fully vested. In addition, in the event that Mr. Rosen’s employment is terminated by the Company without “cause” or by Mr. Rosen for “good reason,” Mr. Rosen will be entitled to receive severance of twelve months of base salary payable on the Company’s regular payroll schedule.

20

The Rosen Agreement also entitles Mr. Rosen to participate in the benefit plans or programs that the Company may make available to employees and their families from time to time. The Rosen Agreement also provides for certain other ancillary benefits, including the reimbursement of all reasonable business expenses. In addition, Mr. Rosen is entitled to 20 days of paid time off during each twelve-month period of employment.

OUTSTANDING EQUITY AWARDS AT FISCAL 2023 YEAR END

The following table summarizes the outstanding equity award holdings of our named executive officers as of December 31, 2023.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Andrew A. Wiederhorn	15,318	—	10.68	10/20/2027	—	—
Former Chief Executive Officer	15,318	—	4.80	12/10/2028
	66,667	33,333	11.43	11/16/2031
Robert G. Rosen	66,667	33,333	11.43	11/16/2031	100,000	597,000
Co-Chief Executive Officer, Co-President and Head of Debt Capital Markets	400,000	—	5.37	4/26/2033
Kenneth J. Kuick	66,667	33,333	11.43	11/16/2031	100,000	597,000
Co-Chief Executive Officer, Co-President and Chief Financial Officer	50,000	—	5.37	4/26/2033
Taylor A. Wiederhorn	15,318	—	10.68	10/20/2027	—	—
Chief Development Officer	15,318	—	4.80	12/10/2028
	66,667	33,333	11.43	11/16/2031
Thayer D. Wiederhorn	15,318	—	10.68	10/20/2027	—	—
Chief Operating Officer	15,318	—	4.80	12/10/2028
	66,667	33,333	11.43	11/16/2031

The terms of the equity awards described above are set forth in the Company’s 2017 Omnibus Equity Incentive Plan (the “Plan”). The Plan is a comprehensive incentive compensation plan under which we can grant equity-based and other incentive awards to officers, employees and directors of, and consultants and advisers to, FAT Brands and its subsidiaries. The Plan, as amended, provides for a maximum of 5,000,000 shares available for grant and is administered by the Compensation Committee of the Board of Directors and its sub-committee described above under Item 10 – Compensation Committee.

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Option Exercises and Stock Vested

None of the named executive officers acquired shares of the Company’s stock through exercise of options during the year ended December 31, 2023.

DIRECTOR COMPENSATION

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board of Directors. In setting director compensation, the Company considers the significant amount of time that our directors expend in fulfilling their duties to the Company as well as the skill-level required by the Company of members of the Board of Directors.

We pay each non-employee director serving on our Board of Directors $120,000 in annual cash compensation and an annual equity award of stock options to acquire 30,636 shares of our Class A common stock. The stock options issued to directors are awarded under our 2017 Omnibus Equity Incentive Plan. The non-employee director compensation policy may be amended, modified or terminated at any time by our Board of Directors or Compensation Committee.

At various times upon the quarterly payment dates of the cash component of director compensation, the Board has allowed non-employee directors to receive their cash compensation in the form of Class A common stock of the Company at fair market value at the time the election is made. Under such arrangement, during fiscal 2023, the non-employee directors elected to receive only cash compensation.

The following table sets forth a summary of the compensation we paid or accrued to our directors for the fiscal year ended December 31, 2023. The compensation paid or accrued to directors Andrew A. Wiederhorn, Taylor D. Wiederhorn and Thayer A. Wiederhorn for 2023 is included in the Summary Compensation Table above. The compensation paid or accrued to directors Donald J. Berchtold, Carmen Vidal and Mason A. Wiederhorn for 2023 is disclosed below under the caption “Certain Relationships and Related Transactions”.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (1)	Total ($)
John S. Allen (2)	30,000	—	86,233	116,233
Kenneth A. Anderson (3)	30,000	—	—	30,000
Tyler B. Child (4)	90,000	—	58,013	148,013
Lynne L. Collier (12)	170,000	—	63,340	233,340
Mark Elenowitz (5)(12)	140,000	—	58,013	198,013
James G. Ellis (6)	30,000	—	86,233	116,233
Peter R. Feinstein (7)	60,000	—	56,043	116,043
Amy V. Forrestal (3)	30,000	—	—	30,000
Matthew H. Green (8)	60,000	—	56,043	116,043
Kenneth Kepp (9)	70,000	—	—	70,000
John C. Metz (10)	60,000	—	56,043	116,043
James Neuhauser (11)	169,231	—	—	169,231
Edward H. Rensi (3)	30,000	—	—	30,000

Explanatory Notes:

(1)	Amounts shown represent the grant date fair value calculated in accordance with Accounting Standards Codification 718. Assumptions used in the calculation of this amount are included in footnote 14 to the Company’s audited consolidated financial statements included in Part IV of this Annual Report on Form 10-K. During 2023, with the exception of Andrew A. Wiederhorn, Kenneth A. Anderson, Amy V. Forrestal, James Neuhauser and Edward H. Rensi, the directors were each granted options to purchase 30,636 shares of common stock. Kenneth Kepp was granted an option to purchase 30,636 shares of common stock with a grant date fair value of $58,013 that was subsequently canceled.
(2)	Mr. Allen joined the Board of Directors in September 2023.
(3)	Mr. Anderson, Ms. Forrestal and Mr. Rensi served on the Board of Directors until March 2023.
(4)	Ms. Child joined the Board of Directors in March 2023.
(5)	Mr. Elenowitz joined the Board of Directors in April 2023.
(6)	Mr. Ellis joined the Board of Directors in September 2023.
(7)	Mr. Feinstein joined the Board of Directors in July 2023.
(8)	Mr. Green joined the Board of Directors in July 2023.
(9)	Mr. Kepp served on the Board of Directors from March 28, 2023 until his passing in June 2023.
(10)	Mr. Metz joined the Board of Directors in July 2023.
(11)	Mr. Neuhauser served as Executive Chairman of the Board of Directors until March 2023.
(12)	Includes fees for services on a special litigation committee of the Board of Directors formed in April 2023.

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PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Act and Item 402(v) of Regulation S-K, we are providing the following disclosure about the relationship between “compensation actually paid” for our principal executive officers, or PEO’s, and non-PEO named executive officers, or Non-PEO NEOs, and certain financial performance of the Company. As a smaller reporting company, we are permitted and have elected to provide scaled pay versus performance disclosure. Andrew Wiederhorn served as CEO for 2021, 2022 and a portion of 2023 (through March 2023), after which Kenneth Kuick and Robert Rosen were appointed as co-CEO’s. Each of them is presented as a PEO only for the year(s) that they served as a CEO.

The following table presents the pay versus performance information for our named executive officers. The amounts set forth below have been calculated in accordance with Item 402(v) of Regulation S-K. Use of the term “compensation actually paid” is required by the SEC’s rules and, as a result of the calculation methodology required by the SEC. Such amounts differ from compensation actually received by the individuals.

Fiscal Year	Summary Compensation Table Total for Andrew Wiederhorn ($)(1)	Summary Compensation Table Total for Kenneth Kuick ($)(1)	Summary Compensation Table Total for Robert Rosen ($)(1)	Compensation Actually Paid to Andrew Wiederhorn ($)(2)	Compensation Actually Paid to Kenneth Kuick ($)(2)	Compensation Actually Paid to Robert Rosen ($)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(3)	Average Compensation Actually Paid to Non-PEO NEOs ($)(4)	Year-End Value of $100 Investment Based On Total Stockholder Return ($)(5)	Net Income (Loss) (thousand $)(6)
(a)	(b)	(b)	(b)	(c)	(c)	(c)	(d)	(e)	(f)	(g)
2023	4,458,667	1,802,603	4,898,000	4,469,250	1,684,468	3,878,802	1,650,000	1,660,583	142	(90,110)
2022	3,551,040	—	—	3,239,914	—	—	1,930,000	1,397,374	119	(126,188)
2021	2,874,909	—	—	2,805,204	—	—	2,232,472	2,195,408	195	(31,583)

(1)	The dollar amounts reported in column (b) are the amounts of total compensation reported for our PEO’s for each corresponding year in the “Total” column of the Summary Compensation Table.
(2)	The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to our PEO’s, as computed in accordance with Item 402(v) of Regulation S-K. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments in the table below were made to the compensation reported in the Summary Compensation Table for each year to determine the compensation actually paid. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

		Kenneth Kuick	Robert Rosen	Andrew Wiederhorn
		2023	2023	2023	2022	2021
	Summary Compensation Table Total	$1,802,603	$4,898,000	$4,458,667	$3,551,040	$2,874,909
Less:	Equity Award Values Reported in Summary Compensation Table for the Covered Year	$(268,495)	$(2,148,000)	-	-	(607,000)
Plus:	Fair Value of Equity Awards Granted During Covered Year	$139,777	$1,118,219	-	-	523,436
	Change in Fair Value of Outstanding Unvested Equity Awards from Prior Years	$5,536	$5,536	$5,536	(228,523)	-
	Change in Fair Value of Equity Awards from Prior Years that Vested in the Covered Year	$5,047	$5,047	$5,047	-	13,859
	Compensation Actually Paid	$1,684,468	$3,878,802	$4,469,250	$3,239,914	$2,805,204

(3)	The dollar amounts reported in column (d) represent the average of the amounts reported for the NEOs as a group (excluding our PEO) in the “Total” column of the Summary Compensation Table in each applicable year. The Non-PEO NEOs included for purposes of calculating the average amounts in 2022 are Robert G. Rosen and Taylor Wiederhorn and in 2021 are Robert G. Rosen and Kenneth J. Kuick.
(4)	The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the Non-PEO NEOs as a group, as computed in accordance with Item 402(v) of Regulation S-K. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments in the table below were made to average total compensation for the Non-PEO NEOs as a group for each year to determine the compensation actually paid, using the same methodology described above in Note (2).

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		Average of Non-PEO NEOs
		2023	2022	2021
	Summary Compensation Table Total	$1,650,000	$1,930,000	$2,232,472
Less:	Equity Award Values Reported in Summary Compensation Table for the Covered Year	-	-	(1,555,500)
Plus:	Fair Value of Equity Awards Granted During Covered Year	-	-	1,518,436
	Change in Fair Value of Outstanding Unvested Equity Awards from Prior Years	$5,536	(450,023)	-
	Change in Fair Value of Equity Awards from Prior Years that Vested in the Covered Year	$5,047	(82,603)	-
	Compensation Actually Paid	$1,660,583	$1,397,374	$2,195,408

(5)	Cumulative TSR is calculated based on the value of an initial fixed investment of $100 in our common stock as of December 31, 2020.
(6)	The dollar amounts reported represent the amount of net income (loss) reflected in the Company’s audited financial statements for the applicable fiscal year.

Analysis of the Information Presented in the Pay Versus Performance Table

In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table above.

Compensation Actually Paid and Net Income (Loss)

The following chart shows the relationship between the compensation actually paid to our PEO and the average compensation actually paid to our Non-PEO NEOs, on the one hand, to the Company’s net income (loss), on the other hand.

Compensation Actually Paid and Cumulative TSR

The following chart shows the relationship between the compensation actually paid to our PEO and the average compensation actually paid to our Non-PEO NEOs, on the one hand, to the Company’s cumulative total stockholder return, or TSR, over the two years presented in the table, on the other.

Compensation Actually Paid versus TSR
Indexed Total Shareholder Return
$250
$200
$150
$100
$50
$-
Compensation Actually Paid ($000)
$5,000
$4,000
$3,000
$2,000
$1,000
$-
$100
$195
$119
$142
2020
2021
2022
2023
CAP to PEO (Andrew Wiederhorn)
CAP to PEO (Kenneth Kuick)
CAP to PEO (Robert Rosen)
Avg. CAP to Other NEOs
TSR

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

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PRINCIPAL STOCKHOLDERS

Common Stock

The following table sets forth information, as of the record date, with respect to the beneficial ownership of our Class A Common Stock and our Class B Common Stock held by: (i) each person known by us to beneficially own more than 5% of our Class A Common Stock or Class B Common Stock; (ii) each of our directors; (iii) each of our named executive officers; and (iv) all of our executive officers and directors as a group.

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC and includes voting power (if applicable) or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power (if applicable) or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares subject to options, or other rights held by such person that are currently exercisable or will become exercisable within 60 days of the effective date of the disclosure, are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the address of all listed stockholders is c/o FAT Brands Inc., 9720 Wilshire Blvd., Suite 500, Beverly Hills, California 90212. Each of the stockholders listed below has sole voting power (if applicable) and sole investment power with respect to the shares beneficially owned by such stockholder unless noted otherwise, subject to community property laws where applicable.

As of the record date, there were issued and outstanding 15,914,340 shares of Class A Common Stock and 1,270,805 shares of Class B Common Stock.

	Class A Common Stock Beneficially Owned			Class B Common Stock Beneficially Owned		Percent of Total Voting
Name of beneficial owner	Number		%	Number	%	Power †
Greater than 5% Stockholders
Fog Cutter Holdings LLC	7,015,249	(1)	44.1%	707,534	55.7%	55.6%
HOT GFG LLC	2,259,594	(2)	14.2%	—	*	*
Gregory Fortunoff and certain persons	1,236,623	(3)	7.7%	10,454	*	*
Named Executive Officers and Directors
Andrew A. Wiederhorn	285,180	(4)	1.8%	10,079	*	*
Kenneth J. Kuick	216,667	(5)	1.4%	10,000	*	*
Robert G. Rosen	333,333	(6)	2.1%	10,000	*	*
John S. Allen	10,212	(7)	*	—	*	*
Donald J. Berchtold	233,727	(8)	1.5%	20,309	1.6%	1.6%
Tyler B. Child	11,755	(7)	*	154	*	*
Lynne L. Collier	40,636	(9)	*	—	*	*
Mark Elenowitz	12,776	(7)	*	—	*	*
James G. Ellis	10,212	(7)	*	—	*	*
Peter R. Feinstein	10,212	(7)	*	—	*	*
Matthew H. Green	10,212	(7)	*	—	*	*
John C. Metz	10,212	(7)	*	—	*	*
Carmen Vidal	30,015	(10)	*	—	*	*
Mason A. Wiederhorn	146,735	(11)	*	4,109	*	*
Taylor A. Wiederhorn	287,345	(12)	1.8%	14,989	1.2%	1.2%
Thayer D. Wiederhorn	277,258	(12)	1.7%	14,652	1.2%	1.2%
All directors and executive officers as a group (18 persons)	2,364,304	(13)	13.7%	111,944	8.8%	8.8%

†	Represents the voting power with respect to all shares of our Class A Common Stock and Class B Common Stock, voting as a single class, beneficially owned by the holder. Each share of Class A Common Stock is entitled to one vote per share and each share of Class B Common Stock is entitled to 2,000 votes per share.
*	Represents beneficial ownership of less than 1% of the class.

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(1)	Based in part on a Schedule 13D/A filed on September 26, 2024 by Fog Cutter Holdings LLC, a limited liability company controlled by a board of managers comprised of Andrew A. Wiederhorn, Taylor A. Wiederhorn, Thayer D. Wiederhorn and Mason A. Wiederhorn. The address of Fog Cutter Holdings LLC is 9720 Wilshire Blvd., Suite 500, Beverly Hills, CA 90212.
(2)	Based on a Schedule 13G filed jointly on March 8, 2022 by HOT GFG LLC and Ms. Rachel Serruya. Ms. Serruya is the sole Director and President of HOT GFG LLC and may be deemed to have voting and investment power over these shares. Ms. Serruya disclaims beneficial ownership of such securities except to the extent of her indirect pecuniary interest therein, if any. The address provided by HOT GFG LLC is 210 Shields Court, Markham, Ontario, Canada L3R8V2.
(3)	Based in part on a Schedule 13D/A filed on August 25, 2022 by Gregory Fortunoff, with an address at 49 West 37th Street, New York, NY 10018. Includes warrants to purchase 165,600 shares of Class A Common Stock. Mr. Fortunoff expressly disclaims beneficial ownership for all purposes of the shares beneficially owned by other persons.
(4)	Includes options to purchase 140,848 shares of Class A Common Stock that have vested or will vest within 60 days of the effective date of the disclosure, and warrants that are exercisable for an additional 120,000 shares of Class A Common Stock, including warrants for 100,000 shares owned by Mr. Wiederhorn’s spouse, to which he disclaims beneficial ownership except to the extent of his pecuniary interest therein. Does not include unvested options to purchase an additional 51,060 shares of Class A Common Stock.
(5)	Includes options to purchase 116,667 shares of Class A Common Stock that have vested or will vest within 60 days of the effective date of the disclosure. Does not include unvested options to purchase an additional 33,333 shares of Class A Common Stock.
(6)	Includes options to purchase 233,333 shares of Class A Common Stock that have vested or will vest within 60 days of the effective date of the disclosure. Does not include unvested options to purchase an additional 266,667 shares of Class A Common Stock.
(7)

Includes options to purchase 10,212 shares of Class A Common Stock that have vested or will vest within 60 days of the effective date of the disclosure. Does not include unvested options to purchase an additional 51,060 shares of Class A Common Stock.

(8)	Includes options to purchase 30,636 shares of Class A Common Stock that have vested or will vest within 60 days of the effective date of the disclosure.
(9)	Includes options to purchase 30,636 shares of Class A Common Stock that have vested or will vest within 60 days of the effective date of the disclosure. Does not include unvested options to purchase an additional 61,272 shares of Class A Common Stock.
(10)	Includes options to purchase 30,015 shares of Class A Common Stock that have vested or will vest within 60 days of the effective date of the disclosure.
(11)	Includes options to purchase 105,636 shares of Class A Common Stock that have vested or will vest within 60 days of the effective date of the disclosure.
(12)	Includes options to purchase 130,636 shares of Class A Common Stock that have vested or will vest within 60 days of the effective date of the disclosure.
(13)	Includes options to purchase an aggregate of 1,181,799 shares of Class A Common Stock that have vested or will vest within 60 days of the effective date of the disclosure. Does not include unvested options to purchase an aggregate of 769,752 shares of Class A Common Stock.

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Preferred Stock

The following table sets forth information, as of the record date, with respect to the beneficial ownership of our non-voting Series B Cumulative Preferred Stock (the “Series B Preferred Stock”) held by: (i) each of our directors; (ii) each of our named executive officers; and (iii) all of our executive officers and directors as a group. As of the record date, there were issued and outstanding 8,019,933 shares of Series B Preferred Stock.

	Series B Preferred Stock Beneficially Owned
Name of beneficial owner	Shares	%
Named Executive Officers and Directors
Andrew A. Wiederhorn	1,642.6	*
Kenneth J. Kuick	2,000	*
Robert G. Rosen	232	*
John S. Allen	—	*
Donald J. Berchtold	—	*
Tyler B. Child	—	*
Lynne L. Collier	—	*
Mark Elenowitz	9,686	*
James G. Ellis	—	*
Peter R. Feinstein	—	*
Matthew H. Green	—	*
John C. Metz	71,306	*
Carmen Vidal	—	*
Mason A. Wiederhorn	—	*
Taylor A. Wiederhorn	885	*
Thayer D. Wiederhorn	1,689	*
All directors and executive officers as a group (18 persons)	90,936	1.1%

*	Represents beneficial ownership of less than 1% of the class.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following is a summary of (i) family relationships among our directors, director nominees, and executive officers, and (ii) reportable related person transactions since the beginning of our 2022 fiscal year (which began on December 27, 2021) or currently proposed to which we were or will be a party:

●	in which the amount involved exceeds $120,000; and
●	in which any director, director nominee, executive officer, stockholder who beneficially owns 5% or more of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

Andrew Wiederhorn, our current Chairman of the Board and former President and Chief Executive Officer, entered into a written Separation, Cooperation, and Release Agreement (the “Separation Agreement”) and Consulting Agreement (the “Consulting Agreement”) with the Company on July 19, 2023. Under the Separation Agreement, Mr. Wiederhorn was entitled to receive any accrued but unpaid base salary and the value of any accrued and unused vacation through his resignation date in accordance with his Employment Agreement. In addition, Mr. Wiederhorn was entitled to receive a final bonus under his Employment Agreement for such portion of 2023 through his separation date in the amount of $950,000. Mr. Wiederhorn’s stock options will continue to vest after his resignation date as long as he continues to provide services to the Company as a consultant. Under the Separation Agreement, Mr. Wiederhorn provided a general release of the Company, and the Company released Mr. Wiederhorn from certain claims related to his employment and separation from the Company, subject in each case to certain exceptions. Mr. Wiederhorn also agreed to assist and cooperate with the Company in transitioning his duties, as well as with any investigations, legal claims, or other matters related to his past employment. In addition, the Company agreed that, unless otherwise prohibited by applicable law, any attorney fees and expenses advanced to Mr. Wiederhorn by the Company in connection with the Company’s pending litigation and governmental investigations are awarded to him under the Separation Agreement. The Consulting Agreement provides that Mr. Wiederhorn will provide specified non-executive consulting services to the Company, including advice regarding corporate strategy, acquisitions, capital allocation, financing and restaurant/franchise operations. In consideration for such services, the Consulting Agreement provides that the Company will pay to Fog Cutter Consulting Corp., a company affiliated with Mr. Wiederhorn, an hourly fee of $1,850. In addition, while Mr. Wiederhorn remains a director of the Company, he will receive standard Board fees as a non-employee director. The Consulting Agreement also contains customary confidentiality obligations by Mr. Wiederhorn and an assignment to the Company of intellectual property developed by Mr. Wiederhorn in the course of providing consulting services to the Company. Andrew Wiederhorn’s compensation for fiscal 2022 and 2023 is reported above under “Executive Compensation – Summary Compensation Table.” For fiscal year 2024 (through October 31, 2024), Mr. Wiederhorn received gross cash compensation from the Company of $5,338,638. Since the beginning of fiscal 2022, he also vested in stock options to purchase an aggregate of 110,212 shares of the Company’s Class A common stock granted in previous years.

27

John C. Metz joined our Board of Directors on July 11, 2023. Mr. Metz is the President and owner of RREMC Restaurants, LLC, which franchisees certain of the Company’s Hurricane Dockside Grill restaurants under standard franchise terms for the Company’s Hurricane brand. Under such arrangements, RREMC Restaurants, LLC pays to the Company a standard royalty rate on net sales plus marketing fees, which totaled approximately $1,626,981 since the beginning of our 2022 fiscal year through October 31, 2024. In addition, in January 2022 the Company paid to Mr. Metz a consulting fee of $160,000 in connection with the Company’s acquisition of Native Grill & Wings.

Thayer Wiederhorn serves as Chief Operating Officer and a member of the Board of Directors of the Company. He is the son of Andrew Wiederhorn, grandson of Donald Berchtold, nephew of Tyler Child and Jacob Berchtold, and brother of Taylor Wiederhorn and Mason Wiederhorn, none of whom have a material interest in Thayer Wiederhorn’s employment or share a household with him. Thayer Wiederhorn’s compensation for 2022 and 2023 is reported above under “Executive Compensation – Summary Compensation Table.” For fiscal year 2024 (through October 31, 2024), Mr. Wiederhorn received gross cash compensation from the Company, including base salary and bonus, before tax withholding and other deductions, of approximately $465,385. Since the beginning of fiscal 2022, he also participated in the general welfare and benefit plans of the Company and vested in stock options to purchase an aggregate of 100,000 shares of the Company’s Class A common stock granted in previous years.

Taylor Wiederhorn serves as Chief Development Officer and a member of the Board of Directors of the Company. He is the son of Andrew Wiederhorn, grandson of Donald Berchtold, nephew of Tyler Child and Jacob Berchtold, and brother of Thayer Wiederhorn and Mason Wiederhorn, none of whom have a material interest in Taylor Wiederhorn’s employment or share a household with him. Taylor Wiederhorn’s compensation for 2022 and 2023 is reported above under “Executive Compensation – Summary Compensation Table.” For fiscal year 2024 (through October 31, 2024), Mr. Wiederhorn received gross cash compensation from the Company, including base salary and bonus, before tax withholding and other deductions, of approximately $465,385. Since the beginning of fiscal 2022, he also participated in the general welfare and benefit plans of the Company and vested in stock options to purchase an aggregate of 100,000 shares of the Company’s Class A common stock granted in previous years.

Mason Wiederhorn serves as Chief Brand Officer and a member of the Board of Directors of the Company. He is the son of Andrew Wiederhorn, grandson of Donald Berchtold, nephew of Tyler Child and Jacob Berchtold, and brother of Thayer Wiederhorn and Taylor Wiederhorn, none of whom have a material interest in Mason Wiederhorn’s employment or share a household with him. For fiscal years 2022, 2023 and 2024 (through October 31, 2024), Mason Wiederhorn received gross cash compensation from the Company, including base salary and bonus, before tax withholding and other deductions, of approximately $1,275,000, $1,497,116 and $423,077. Since the beginning of fiscal 2022, he also participated in the general welfare and benefit plans of the Company and vested in stock options to purchase an aggregate of 75,000 shares of the Company’s Class A common stock granted in previous years.

Donald Berchtold serves as Chief Creative Officer and a member of the Board of Directors of the Company. He is the father of director Tyler Child and grandfather of Thayer Wiederhorn, Taylor Wiederhorn and Mason Wiederhorn, none of whom have a material interest in Mr. Berchtold’s employment or share a household with him. For fiscal years 2022, 2023 and 2024 (through October 31, 2024), Donald Berchtold received gross cash compensation from the Company, including base salary and bonus, before tax withholding and other deductions, of approximately $339,445, $350,023 and $232,710. Since the beginning of fiscal 2022, he also participated in the general welfare and benefit plans of the Company.

Jacob Berchtold serves as Chief Operating Officer of the Fast Casual Division of the Company, and has been involved in restaurant operations of the Company and its predecessors since 2005. He is the son of Donald Berchtold, brother of Tyler Child and uncle of Thayer Wiederhorn, Taylor Wiederhorn and Mason Wiederhorn, none of whom have a material interest in Jacob Berchtold’s employment or share a household with him. For fiscal years 2022, 2023 and 2024 (through October 31, 2024), Jacob Berchtold received gross cash compensation from the Company, including base salary and bonus, before tax withholding and other deductions, of approximately $450,023, $450,023 and $296,171. Since the beginning of fiscal 2022, he also participated in the general welfare and benefit plans of the Company and vested in stock options to purchase an aggregate of 75,000 shares of the Company’s Class A common stock granted in previous years.

28

Carmen Vidal serves as the Company’s International Legal Counsel and Director of International Franchise Development (Europe/Middle East/North Africa). For fiscal years 2022, 2023 and 2024 (through October 31, 2024), Ms. Vidal received gross cash compensation from the Company, including base salary and bonus, before tax withholding and other deductions, of approximately $210,000, $197,045 and $197,000. Since the beginning of fiscal 2022, she also participated in the general welfare and benefit plans of the Company and vested in stock options to purchase an aggregate of 25,000 shares of the Company’s Class A common stock granted in previous years.

OTHER MATTERS

The Board of Directors is not aware of any other matters to come before the Annual Meeting. If any other matter should properly come before the Annual Meeting, the persons named in the enclosed proxy intend to vote the shares according to their best judgment.

2023 ANNUAL REPORT ON FORM 10-K

Our Annual Report on Form 10-K for the fiscal year ending December 31, 2023 (the “Annual Report”) was filed with the SEC on March 12, 2024. A copy of the Annual Report is available free of charge online at http://ir.fatbrands.com/financial-information/annual-reports, or from the SEC at its website at www.sec.gov. You may also obtain a copy of our Annual Report, free of charge, by sending a written request to FAT Brands Inc., 9720 Wilshire Blvd., Suite 500, Beverly Hills, CA 90212, Attention: Corporate Secretary. The Annual Report and any information contained on or accessed through our website is not incorporated by reference into this proxy statement and is not considered proxy solicitation material.

STOCKHOLDER PROPOSALS FOR 2025 ANNUAL MEETING

Under SEC Rule 14a-8, any stockholder desiring to submit a proposal for inclusion in our proxy materials for our 2025 Annual Meeting of Stockholders must provide the Company with a written copy of that proposal by no later than 120 days before the first anniversary of the date of this proxy statement, or December ___, 2025, and meet the other requirements of the SEC in effect at that time. However, if the date of our 2025 Annual Meeting changes by more than 30 days from the anniversary of the date on which our 2024 Annual Meeting of Stockholders is held, then the deadline would be a reasonable time before we begin to print and mail our proxy materials for our 2025 Annual Meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are governed by the Securities Exchange Act of 1934, and the rules of the SEC thereunder and other laws and regulations to which interested stockholders should refer. The Secretary of the Company must receive timely stockholder proposals or nominations in writing at the principal executive offices of the Company at FAT Brands Inc., 9720 Wilshire Blvd., Suite 500, Beverly Hills, CA 90212, Attention: Corporate Secretary.

Stockholders wishing to make a director nomination or bring a proposal to be considered at the 2025 Annual Meeting of Stockholders (but not include it in the Company’s proxy materials) must provide written notice of such proposal to the Secretary of the Company at the principal executive offices of the Company indicated above not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the first anniversary of the 2024 Annual Meeting of Stockholders, or between August 26, 2025 and September 25, 2025, provided that if the date of the 2025 Annual Meeting is advanced by more than thirty (30) days, or delayed by more than seventy (70) days, from the anniversary date of the 2024 Annual Meeting, or if no Annual Meeting is held in 2025, notice must be delivered not earlier than one hundred and twenty (120) days prior to the 2025 Annual Meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the 2025 Annual Meeting and the tenth (10th) day following the day on which public announcement of the date of the 2025 Annual Meeting is first made. Any matter so submitted must also comply with the other provisions of the Company’s Amended and Restated Bylaws and be submitted in writing to the Secretary at the corporate offices of the Company indicated above.

29

ANNEX A

CERTIFICATE OF AMENDMENT

TO THE

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

FAT BRANDS INC.

Pursuant to Section 242 of the General

Corporation Law of the State of Delaware

FAT Brands Inc., a Delaware corporation (hereinafter called the “Corporation”), does hereby certify as follows:

FIRST: The name of the Corporation is FAT Brands Inc.

SECOND: Section 8.01 of Article VIII of the Corporation’s Second Amended and Restated Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

“SECTION 8.01 Limitation of Personal Liability. No director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL, as it presently exists or may hereafter be amended from time to time. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.”

THIRD: Pursuant to resolutions adopted at a meeting of the Board of Directors of the Corporation approving the proposed amendment to the Amended and Restated Certificate of Incorporation of the Corporation, declaring the amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof, the special meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

FOURTH: The foregoing amendments were duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, FAT Brands Inc. has caused this Certificate to be duly executed in its corporate name this [●] day of [●], 2024.

FAT BRANDS INC.

By:
Name:
Title:

A-1

* SPECIMEN *
1 MAIN STREET
ANYWHERE PA 99999-9999

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# Annual Meeting of Stockholders 2024 Proxy Card - FAT Brands Inc.

▼ DETACH PROXY CARD HERE TO VOTE BY MAIL ▼

**The Board of Directors recommends you vote "FOR" each of the director nominees, and "FOR" Proposals 2, 3, and 4.**

**1. To elect the 14 nominees for director.**

☐ FOR ALL NOMINEES LISTED BELOW (except as marked to the contrary below)

☐ WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW

**INSTRUCTION:** TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE INDIVIDUAL NOMINEES STRIKE A LINE THROUGH THE NOMINEES' NAMES BELOW:

| | | | | | | |
|---|---|---|---|---|---|---|
| 01 John S. Allen | 03 Lynne L. Collier | 05 Mark Elenowitz | 07 Peter R. Feinstein | 09 John C. Metz | 11 Andrew A. Wiederhorn | 13 Taylor A. Wiederhorn |
| 02 Donald J. Berchtold | 04 Tyler B. Child | 06 James G. Ellis | 08 Matthew H. Green | 10 Carmen Vidal | 12 Mason A. Wiederhorn | 14 Thayer D. Wiederhorn |

☐ FOR ☐ AGAINST ☐ ABSTAIN

☐ FOR ☐ AGAINST ☐ ABSTAIN

☐ FOR ☐ AGAINST ☐ ABSTAIN

**Date** **Signature** **Signature, if held jointly**

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* SPECIMEN * AC:ACCT999 90.00